Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the use in this Form S-8 Registration Statement of Cleartronic, Inc. of our report dated December 31, 2010, relating to the financial statements of Cleartronic, Inc. as of and for the years ended September 30, 2010 and 2009, which is incorporated by reference into such Form S-8.

Kramer, Weisman and Associates, Davie, FL

___/s/ Kramer, Weisman and Associates__

Dated: April 21, 2011